Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

J. Cameron Drecoll, CEO

630-637-0315

Cam.Drecoll@broadwindenergy.com

Broadwind Energy to Acquire Badger Transport

Wind Market Logistics Provider Enables Broadwind

to Manage Transportation of Key Components

Naperville, Ill. (April 28, 2008) – Broadwind Energy, Inc. (BWEN-OTC) has reached a definitive agreement to acquire Badger Transport, Inc., a heavy hauler based in Clintonville, Wis. Broadwind expects to complete the acquisition, which is subject to customary closing conditions, during the second quarter of 2008.

Badger has been in the transportation industry as a full-load and less-than-truckload carrier for more than 20 years. The company transports oversized and overweight loads throughout the United States and Canada, including wind towers, wind turbine blades and other over-sized equipment for large industrial applications. It also has expertise with shipments that require specialized equipment.

The acquisition by Broadwind will give Badger the financial backing necessary to implement its plans for providing more comprehensive, efficient and lower cost services, as well as increase the services offered to its existing customer base. Plans include increasing Badger Transport fleet size and strategically locating its dispatch centers close to Broadwind manufacturing plants, operations and maintenance service centers, and wind project sites.

According to Broadwind CEO J. Cameron Drecoll, the logistics costs of installing a wind turbine can amount to as much as 25 percent of the total cost. Teaming up with Badger is “a natural” for Broadwind and its platform companies, he said, and the

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acquisition will provide a more seamless scope of supply for the benefit of everyone involved.

“The synergies and economies of scale that this combination will bring to our collective customer base increase the value proposition exponentially,” Drecoll said. “Broadwind’s ability to offer logistics services at its platform companies will benefit turbine manufacturers and project developers who not only need to be sure that the major components they need can be manufactured or repaired, but also that they can be delivered to sites quickly, competitively and safely.”

Al Johnson, owner of Badger Transport, said, “We’re proud to be joining the Broadwind Energy team of companies. Broadwind’s business model offers a substantial advantage for customers installing wind energy and other heavy equipment projects across North America, and we’re pleased to be able to provide them additional value.”

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (BWEN-OTC), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing, other heavy steel manufacturing, service and construction and precision gear manufacturing. Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; RBA Inc., a heavy weld and machining fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower manufacturer in Manitowoc, Wis. Broadwind and its platform companies employ approximately 800 people across the United States. For more information, visit www.broadwindenergy.com.

Forward-Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.   Our forward-looking statements in this release generally relate to (i) the anticipated closing date of the Badger Transport acquisition, (ii) our expectations and beliefs with respect to the benefits and synergies created by the acquisition, and (iii)

our post-closing plans with respect to Badger Transport.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) unforeseen delays, costs or liabilities that may arise in connection with the acquisition; (ii) difficulties in integrating Badger Transport’s operations and our ability to successfully capitalize on the acquired business’s strengths and service offerings; (iii) our ability to successfully remediate internal control deficiencies; (iv) fluctuations in general economic conditions; and (v) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.